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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                       NOTE AND WARRANT PURCHASE AGREEMENT

     This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of May 22, 2002 (this "Agreement"), is entered into by and between ImageWare Systems, Inc., a California corporation (the "Company"), and Perseus 2000, L.L.C., a Delaware limited liability company ("Perseus" and together with the Company, each, a "Party" and collectively, the "Parties").

                                    RECITALS

     A. To provide the Company with additional funds to conduct its business, Perseus is willing to purchase from the Company, and the Company is willing to issue and sell to Perseus, on the terms and subject to the conditions set forth herein, at a closing (the "Initial Closing") to be held on the date hereof (the "Initial Closing Date"), (i) a Senior Secured Convertible Promissory Note of the Company with an aggregate principal amount of $2,000,000 (the "Initial Note"), and (ii) a warrant to acquire 150,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") (the "Initial Warrant").

     B. To induce Perseus to execute and deliver this Agreement and to make the investment in the Company at the Initial Closing contemplated hereby, the Company is willing to grant to Perseus the option, which may be exercised by Perseus in its sole discretion upon the terms and subject to the conditions described herein, to acquire from the Company, on the terms and subject to the conditions set forth herein, (i) an additional Senior Secured Convertible Promissory Note of the Company with an aggregate principal amount of up to $3,000,000 (the "Additional Note" and together with the Initial Note and any Senior Secured Convertible Promissory Notes issued in payment of interest on any Note, each, a "Note" and collectively, the "Notes"), and (ii) the Additional Warrant (as defined in Section 1(b) hereof) (the Additional Warrant, together with the Initial Warrant, each, a "Warrant" and collectively, the "Warrants").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Parties, intending to be legally bound, hereby agree as follows:

     1.   ISSUANCE AND SALE OF THE NOTES AND WARRANTS.

          (a) ISSUANCE AND SALE OF INITIAL NOTE AND INITIAL WARRANT. In reliance upon the representations, warranties and covenants of the Parties set forth herein, and subject to satisfaction of the conditions set forth in Section 1(f) and 1(g) hereof, at the Initial Closing, the Company shall issue, sell and deliver to Perseus, and Perseus shall purchase from the Company, the Initial Note and the Initial Warrant for an aggregate purchase price of $2,000,000.

          (b)  OPTION TO ACQUIRE ADDITIONAL NOTE AND ADDITIONAL WARRANT.

               (i) Subject to subsection (ii) below, the Company hereby grants to Perseus the option, which may be exercised by Perseus in its sole discretion, to acquire the Additional Note with an aggregate principal amount of up to $3,000,000 (the "Perseus Option").

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Upon exercise of the Perseus Option, Perseus shall also receive an additional warrant (the "Additional Warrant") to acquire a number of shares of Common Stock equal to the product of (A) the result obtained by dividing (x) the aggregate principal amount of the Additional Note by (y) $2,000,000 multiplied by (B) 150,000.

               (ii) The Perseus Option may be exercised by Perseus at any time on or prior to the first anniversary of the Initial Closing through the delivery by Perseus to the Company of a written notice of exercise (an "Exercise Notice"), which specifies a date (the "Additional Closing Date") on which such acquisition shall be consummated (the "Additional Closing" and together with the Initial Closing, each, a "Closing"), which date shall be no earlier than three and no later than 15 Business Days after the date of delivery of an Exercise Notice.

          (c) CLOSINGS. Subject to satisfaction or waiver of the conditions specified in Sections 1(f) and 1(g) hereof, (i) the Initial Closing shall take place on the date hereof immediately after the execution and delivery of this Agreement and (ii) if Perseus exercises the Perseus Option, the Additional Closing shall take place on the Additional Closing Date, and each Closing shall be held at 10:00 a.m. at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California, or at such other times and places as shall be mutually agreed to by the Parties. At each Closing, the Company shall deliver to Perseus the Note and Warrant to be purchased by Perseus at such Closing, and Perseus shall pay the respective purchase price therefor by wire transfer of immediately available funds to the account designated by the Company on Schedule 1(c) hereto.

          (d) TERMS OF THE NOTES AND WARRANTS. The terms and conditions of each Note are set forth in the form of Note attached as EXHIBIT A hereto. The terms and conditions of each Warrant are set forth in the form of Warrant attached as EXHIBIT B hereto.

          (e) USE OF PROCEEDS. The Company hereby covenants and agrees that all of the proceeds received by it from the issuance and sale of the Notes and the Warrants shall be used for product development and working capital purposes.

          (f) CONDITIONS TO OBLIGATIONS OF PERSEUS. The obligations of Perseus to purchase the Notes and the Warrants under this Section 1 at each Closing shall be subject to satisfaction of the following conditions:

               (i) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties of the Company contained herein or in the other Transaction Documents shall be true and correct, in all material respects, at and as of such Closing, and the Company shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by the Company in all material respects at or prior to such Closing.

               (ii) COMPLIANCE CERTIFICATE. Perseus shall have received a certificate dated as of such Closing Date and signed by the president of the Company on behalf of the Company stating that, to the best of his knowledge after due inquiry, the conditions specified in Section 1(f)(i) and Section 1(f)(iv) hereof have been satisfied.

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               (iii)   REGISTRATION RIGHTS AGREEMENT; PLEDGE AND SECURITY
AGREEMENTS. The Registration Rights Agreement in the form attached as EXHIBIT C hereto shall have been executed and delivered by the Company and Perseus prior to the Initial Closing (the "Registration Rights Agreement"). Each of the Pledge and Security Agreements in the forms attached as EXHIBIT D and EXHIBIT E hereto shall have been executed and delivered by the Company, ImageWare Systems ID Group, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("IWS ID Group"), and Perseus, as applicable, prior to the Initial Closing (the "Pledge and Security Agreements," and together with this Agreement, the Notes, the Warrants, and the Registration Rights Agreement, the "Transaction Documents").

               (iv) CONSENTS AND WAIVERS. The Company shall have received all consents, approvals, authorizations, permits and waivers of third parties necessary for the Company to consummate the transactions contemplated hereby and by the Transaction Documents.

               (v) OPINION OF COMPANY'S COUNSEL. Perseus shall have received an opinion of counsel to the Company, in form and substance reasonably satisfactory to Perseus, addressing the matters set forth in EXHIBIT F hereto.

               (vi) SECRETARY'S CERTIFICATE. The Company shall have delivered to Perseus a certificate, executed by its Secretary or Assistant Secretary, dated as of such Closing Date, certifying the authenticity and continued effectiveness of attached copies of the Company's Articles of Incorporation, Bylaws and resolutions of its Board of Directors approving the transactions contemplated hereby and by the other Transaction Documents, and authorizing specific officers to execute and deliver this Agreement and each of the other Transaction Documents.

               (vii) SECURITY FILINGS. The Company shall have executed and Perseus shall have filed all filings described in section 1.2 of each of the Pledge and Security Agreements necessary or appropriate for the perfection of the security interests granted thereby.

               (viii) OTHER DOCUMENTS. Perseus shall have received from the Company such other documents as Perseus may reasonably request.

          (g) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to deliver the Notes and Warrants under this Section 1 at each Closing shall be subject to the satisfaction of the following conditions:

               (i) Perseus shall have performed and complied with all agreements contained in this Agreement required to be performed and complied with by it in all material respects prior to or at such Closing.

               (ii) The representations and warranties of Perseus contained in Section 3 hereof shall be true and correct in all material respects on and as of such Closing Date as if made on such date.

               (iii) Perseus shall have tendered payment for the Notes and the Warrants at such Closing in accordance with Section 1(c) hereof.

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          (h)  NO ORIGINAL ISSUE DISCOUNT. The Company and Perseus acknowledge and agree that each of the Warrants sold to Perseus in connection herewith is part of an investment unit, which includes the respective Notes, within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended ("IRC"). As of each Closing Date, the Company and Perseus further agree that as between the Company and Perseus, the fair market value of the right to buy one share of Common Stock under the terms as set forth in the Warrant purchased on such Closing Date is equal to $0.01 and that, pursuant to Treas. Reg. Section 1.1273-2(h), a portion of the issue price of the investment unit (such amount being equal to $0.01 multiplied by the number of shares of Common Stock issuable upon exercise of such Warrant) will be allocable to such Warrant and the balance shall be allocable to the Note purchased on such Closing Date. The Company and Perseus agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. Section 1.1273, the original issue discount on the Notes shall be considered to be zero.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Perseus that, except as set forth in the Company's Disclosure Schedule delivered to Perseus on the date hereof (the "Disclosure Schedule"), the statements contained in the following paragraphs of this Section 2 are all true and correct:

          (a) ORGANIZATION AND GOOD STANDING: ARTICLES OF INCORPORATION AND BYLAWS. The Company and each of its subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company and each of its subsidiaries (i) is duly qualified to conduct business as a foreign corporation and (ii) is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by it are located or where its business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on its business, condition, results of operations, assets or liabilities (a "Material Adverse Effect").

          (b) SUBSIDIARIES. Section 2(b) of the Disclosure Schedule sets forth an accurate list of all subsidiaries of the Company, together with their respective jurisdictions of organization, and the authorized and outstanding capital stock of each such subsidiary, by class and number and percentage of each class owned by the Company or a subsidiary of the Company or any other person or entity. Except as set forth in Section 2(b) of the Disclosure Schedule, neither the Company nor any of its subsidiaries owns, of record or beneficially, any shares of capital stock or other ownership interest in any other corporation, partnership, limited liability company or other entity.

          (c) CORPORATE POWER. The Company has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement and the Transaction Documents. Assuming due execution and delivery by the other parties thereto, this Agreement is, and upon their execution and delivery, the Transaction Documents will be, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

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          (d)  AUTHORIZATION, ETC.

               (i) CORPORATE ACTION. All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement, the other Transaction Documents, the sale and issuance of the Notes and Warrants, and the performance of the Company's obligations hereunder and thereunder, has been taken.

               (ii) VALID ISSUANCE. The Notes, the Warrants, any additional Notes issued in payment of interest on any of the Notes and any shares of Common Stock of the Company issuable upon conversion of any of the Notes or exercise or conversion of any of the Warrants (collectively, the "Securities"), when issued against payment in compliance with the provisions of this Agreement, the Notes, or the Warrants, as the case may be, will be validly issued and, in the case of any such shares of capital stock, will be fully-paid and nonassessable and delivered to Perseus free and clear of any liens or other encumbrances.

               (iii) NO PREEMPTIVE RIGHTS. Except as set forth in this Agreement, no person or entity has any right of first refusal or any preemptive or similar rights in connection with the issuance of any Securities, or the issuance of any other securities by the Company, other than pursuant to the Transaction Documents.

               (iv) NO VOTING RIGHTS. There are no agreements to which the Company is a party with respect to the voting or transfer of any securities of the Company other than the Transaction Documents or as set forth in the Company's Articles of Incorporation.

          (e) NONCONTRAVENTION. None of the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents nor the issuance of any of the Securities will result in or constitute any breach, default or violation of (i) any agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company or any of its subsidiaries is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to the Company, its subsidiaries or their respective properties, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries.

          (f) CONSENTS, ETC. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority or other person or entity on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents or the offer, sale or issuance of the Notes, the Warrants or any other Securities, other than (i) those filings required under the Registration Rights Agreement, (ii) those filings required under Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), (iii) if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company, and (iv) filings of financing statements with any state agency, the United State Patent and Trademark Office or the United States Copyright Office necessary or appropriate for the perfection of the security interests described in section 1.2 of each of the Pledge and Security Agreements.

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          (g)  OFFERING. Subject to the accuracy of and in reliance upon the
Perseus' representations in Section 3 hereof, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement and the Transaction Documents constitute or will constitute at the time of their offer, sale and issuance transactions exempt from the registration requirements of
Section 5 of the Securities Act, and the qualification or registration requirements of any applicable state securities laws. Neither the Company or any of its subsidiaries nor any person acting on its or their behalf has taken or will undertake any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any Securities under the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder) which might subject the offering, issuance or sale of such Securities to the registration requirements of Section 5 of the Securities Act.

          (h)  CAPITALIZATION.

               (i) Section 2(h) of the Disclosure Schedule sets forth the authorized, issued and outstanding capitalization of the Company as of the date hereof, and all of the issued and outstanding shares of capital stock reflected therein have been duly authorized and validly issued, and are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws.

               (ii) Except as set forth in the Company's most recent proxy statement filed with the SEC, Section 2(h) of the Disclosure Schedule sets forth all outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from either the Company or any of its subsidiaries of their shares of capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of their capital stock. Except as set forth in the Company's most recent proxy statement filed with the SEC or as contemplated by this Agreement and the other Transaction Documents, neither the Company nor any of its subsidiaries is obligated in any manner to issue any shares of its capital stock or any other securities.

          (i) SEC DOCUMENTS; FINANCIAL INFORMATION. Within the 18-month period immediately preceding the date hereof, the Company has made all filings with the SEC required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act on a timely basis. The Company has previously made available to Perseus complete and accurate copies, as amended or supplemented through the date hereof, of the following forms filed with the SEC:
(i) Form 10-QSB under the Exchange Act for the period ended September 30, 2001,
(ii) Form 10-KSB under the Exchange Act for the fiscal year ended December 31, 2001, (iii) the Company's definitive proxy statement filed in connection with the Company's 2002 annual shareholders' meeting filed on Form DEF 14A, and (iv) each Form 8-KSB filed by the Company during fiscal years 2001 and 2002 (such reports are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and published rules and regulations

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of the SEC with respect thereto, (ii) have been prepared in accordance with
United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), and
(iii) fairly presented in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments, none of which will be material) the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

          (j) JUDGMENTS, ETC. Neither the Company nor any of its subsidiaries is subject to the terms or provisions of any material judgment, decree, order, writ or injunction of any court, governmental department, commission, agency, instrumentality or arbitrator.

          (k)  PROPRIETARY ASSETS.

               (i) The Company and each of its subsidiaries (A) owns or has sufficient rights to all Proprietary Assets used in or necessary for its business as currently conducted, and as proposed to be conducted as described in the Company Reports, free and clear of all material liens and other encumbrances other than Permitted Liens; and (B) has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except the Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets. (As a point of clarification, the representations and warranties set forth in this Section 2(k)(i) shall not be deemed to expand the scope of the representations and warranties set forth in
Section 2(k)(ii).)

               (ii) Except where such infringement, misappropriation or unlawful use has not or could not reasonably be expected to have a Material Adverse Effect, to the Company's knowledge, neither the Company nor any of its subsidiaries is infringing, misappropriating or making any unlawful use of or has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other person or entity. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the Company (A) to the effect that the manufacture, sale, license or use of any Proprietary Assets as now used or currently offered or proposed for use or sale by the Company or any of its subsidiaries infringes or potentially infringes, or constitutes a misappropriation or unlawful use of, any copyright, patent, trade secret or other intellectual property right of a third party, or (B) challenging the ownership or validity of any of the rights of either the Company or any of its subsidiaries to or interest in such Proprietary Assets. Neither the Company nor any of its subsidiaries has received notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by either them are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no other person or entity is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person or entity infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company or any of its subsidiaries.

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               (iii)   The Proprietary Assets used in or pertaining to the
business of the Company and its subsidiaries are sufficient in the Company's reasonable judgment to enable the Company and each of its subsidiaries to conduct its business in the manner in which such business has been and is being conducted and, to the Company's knowledge, free from liabilities or valid claims of infringement or misappropriation by third parties. Neither the Company nor any of its subsidiaries have licensed any of its Proprietary Assets to any person or entity on an exclusive basis and they have not entered into any covenant not to compete or contract limiting their ability to sell their products in any market or geographical area or with any person or entity other than restrictions in a license agreement that are typical of those granted in the ordinary course of business in its industry.

               (iv) All current and former employees of the Company providing technical services, or otherwise having access to confidential information, relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business) that is substantially identical to the form of the Employee Nondisclosure and Invention Assignment Agreement previously delivered to Perseus, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business), the material provisions of which are in substance as protective to the Company as the terms of the form of Employee Agreement previously delivered to Perseus.

               (v) Section 2(k) of the Disclosure Schedule lists separately, by entity, all material Proprietary Assets of the Company and each of its subsidiaries and all other Proprietary Assets of the Company and each of its subsidiaries that have been registered in or with, issued by, or for which an application for registration has been filed in or with, a federal, state or other governmental office or agency of appropriate jurisdiction. As used herein, "Proprietary Assets" means: (A) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (B) any right to use or exploit any of the foregoing.

          (l)  CONTRACTS.

               (i) Section 2(l) of the Disclosure Schedule identifies each Material Contract, other than those Material Contracts filed with the SEC and listed as Exhibits on the Company's Form 10-KSB for the fiscal year ended December 31, 2001.

               (ii) The Company has made available to Perseus accurate and complete copies of all Material Contracts, including all amendments thereto. Neither the Company nor any of its subsidiaries has entered into any oral Material Contracts. Each Material Contract is valid and in full force and effect, is enforceable by either the Company or its

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subsidiaries in accordance with its terms, and will continue to be so immediately following each Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision that, if enforced against the Company, would have a Material Adverse Effect. To the Company's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

               (iii) (A) The Company has not violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company's knowledge, no other person or entity has violated or breached, or committed any default under, any Material Contract in any material respect; and

                       (B) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Material Contract, which individually or taken as a whole, would have a Material Adverse Effect, (b) give any person or entity the right to declare a default or exercise any remedy under any Material Contract, (c) give any person or entity the right to accelerate the maturity or performance of any Material Contract or (d) give any person or entity the right to cancel, terminate or materially modify any Material Contract.

               (iv) None of the Material Contracts contain any provision which would require the consent of third parties to the sale and issuance of the Notes or Warrants or any of the other transactions as contemplated hereunder or under any of the Transaction Documents or which would be altered as a result of such transaction.

          (m) REGISTRATION RIGHTS. Except as set forth in the Registration Rights Agreement, neither the Company nor any of its subsidiaries has agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC under the Securities Act or with any other governmental authority.

          (n) COMPLIANCE WITH CORPORATE INSTRUMENTS AND LAWS. Neither the Company nor any of its subsidiaries is in violation of any provisions of its Articles of Incorporation or Bylaws as currently in effect. The Company and each of its subsidiaries is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities. The Company and each of its subsidiaries is currently in compliance in all material respects with all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and its subsidiaries and which are necessary to their businesses are valid and sufficient in all material respects for the businesses presently carried on by them.

          (o) LITIGATION. There is no suit, action, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company or its subsidiaries before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any of the other Transaction Documents.

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          (p)  CORPORATE DOCUMENTS. The Company has furnished to Perseus and its counsel for their examination true and complete copies of the Articles of Incorporation and Bylaws for the Company, each as currently in effect. The Company has made available to Perseus and its counsel for their examination true and complete copies of the following documents, (i) the Articles of Incorporation and Bylaws for each of the Company's subsidiaries, each as currently in effect (ii) minute books of the Company and each of its subsidiaries containing required records setting forth proceedings, consents, actions, and meetings of their respective shareholders, boards of directors and any committees thereof, and (iii) all material permits, orders, and consents issued by any regulatory agency with respect to the Company, its subsidiaries, or any securities of the Company or its subsidiaries, and all applications for such permits, orders, and consents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company and each of its subsidiaries are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

          (q) NO BROKERS. Other than pursuant to the Company's engagement with Allen & Co., Incorporated, neither the Company, nor to the Company's knowledge any of its shareholders, is obligated for the payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the Transaction Documents, or in connection with any transaction contemplated hereby or thereby.

          (r)  RELATED PARTY TRANSACTIONS.

               (i) None of the Company's or any of its subsidiaries' affiliates, officers, directors, shareholders or employees, or any affiliate of any of such person, or to the knowledge of the Company and its subsidiaries, any supplier, distributor or customer of the Company or its subsidiaries, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company or its subsidiaries, except for the normal rights of a stockholder.

               (ii) Except as set forth in the Company's definitive proxy statement filed with the SEC on Form DEF 14A in connection with the Company's 2002 annual shareholders' meeting, there are no agreements, understandings or proposed transactions between either the Company or any of its subsidiaries and any of its officers, directors, employees, affiliates, or, to the Company's knowledge, any affiliate thereof.

               (iii) To the best of the Company's knowledge, no executive officer or director of the Company or any of its subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its subsidiaries has a material business relationship, or any firm or corporation that competes in any material respect with the Company or any of its subsidiaries, except that executive officers or directors of the Company or its subsidiaries may own stock in publicly traded companies that may compete with the Company or its subsidiaries. To the Company's knowledge, no member of the immediate family of any executive officer or director of the Company or any of its subsidiaries is directly or indirectly interested in any Material Contract.

          (s) DISCLOSURE. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to Perseus under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

          (t) ANTI-DILUTION AND OTHER SHARES. The issuance of the Notes, Warrants, or any of the other Securities will not result in the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company.

          (u) SOLVENCY. Based on the Company's financial plans as provided to Perseus, it is the Company's reasonable judgment that after giving effect to the purchase and sale of the Notes as contemplated in Section 1(b) hereof, (i) the fair value of the assets of the Company and its subsidiaries, at a fair valuation, will exceed their respective current debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their current debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company and its subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) none of the Company or any of its subsidiaries will have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

          (v) NO MATERIAL ADVERSE EFFECT. Except as expressly set forth in the Company Reports filed with the SEC after December 31, 2001, no event has occurred since December 31, 2001 that has had or could be reasonably expected to have a Material Adverse Effect.

     3. REPRESENTATIONS AND WARRANTIES BY THE PERSEUS. Perseus represents, and warrants to, and covenants with, the Company as follows:

          (a) INVESTMENT INTENT; AUTHORITY. Perseus is acquiring the Notes, the Warrants, and any other Securities for investment for Perseus' own account, and not as nominee or agent for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act. Perseus is a limited liability company, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. Perseus has the requisite legal and limited liability company power to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents. Assuming due execution and delivery by the other parties thereto, this Agreement is, and upon their issuance, the other Transaction Documents to which Perseus is a Party will be, valid and binding obligations of Perseus, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) SECURITIES NOT REGISTERED. Perseus understands and acknowledges that none of the Notes, the Warrants or any of the other Securities will be registered under the

Securities Act or qualified under any state securities laws in reliance upon one or more exemptions from registration or qualification under the Securities Act and such state securities laws, and that the Company's reliance upon such exemption is predicated upon Perseus' representations set forth in this Agreement. Perseus understands and acknowledges that resale of the Notes, the Warrants and the other Securities may be restricted indefinitely unless they are subsequently registered under the Securities Act and qualified under state law or an exemption from such registration and such qualification is available.

          (c) NO TRANSFER. Perseus will not dispose of any of the Notes, the Warrants or the other Securities, other than in conjunction with an effective registration statement or applicable exemption from registration under the Securities Act and other than in compliance with the applicable state securities laws.

          (d) ACCREDITED INVESTOR. Perseus is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

     4. COVENANTS. The Company covenants and agrees that from and after the date hereof:

          (a) ANNUAL BUDGET. The Company shall deliver its annual budget for each fiscal year to Perseus as soon as practicable, but in any event within 15 days prior to the beginning of such fiscal year.

          (b) FINANCIAL AND BUSINESS INFORMATION. The Company covenants and agrees that it will deliver or make available to Perseus each of the following documents as soon as practicable after such document is filed with the SEC: (i) Form 10-K or 10-KSB report, (ii) Form 10-Q or 10-QSB report, (iii) definitive proxy statement, and (iv) Form 8-K or 8-KSB report.

          (c) ACCESS. The Company shall permit representatives of Perseus to visit and inspect any of the properties of the Company and its subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its subsidiaries with the principal officers and employees of the Company, during regular business hours, as often as Perseus may reasonably request; provided, however, that Perseus or its representative, as the case may be, shall hold all information so received in strict confidence, shall not trade in the Company's securities while in possession of material, non-public information, and shall use such information only for the purpose of enforcement of this Agreement or the Transaction Documents and for the valuation of its investment in the Company.

          (d) COMMUNICATION WITH ACCOUNTANTS. The Company authorizes Perseus to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to Perseus any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company and any of its subsidiaries. At or before the Closing Date, the Company shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 4(d).

          (e) OBSERVER RIGHTS; EXPENSES OF BOARD OBSERVER. Perseus shall be allowed one representative (the "Board Observer") of its choice (which individual shall be reasonably acceptable to the Company) to attend all meetings of the Company's Board of Directors in a nonvoting capacity for so long as Perseus owns (i) any of the Notes or (ii) Securities representing, convertible into and/or exercisable for at least 50% of the Common Stock Equivalents (as defined below). In connection therewith, the Company shall provide the Board Observer with copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; PROVIDED, HOWEVER, that the Company reserves the right to exclude such Board Observer from access to any material or meeting or portion thereof if the Company in good faith believes, upon advice of counsel, that such exclusion is necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. The Company shall reimburse the Board Observer for any reasonable expenses incurred in connection with its function as a Board Observer, including travel and lodging expenses incurred to attend meetings of the Company's Board of Directors. Notwithstanding the foregoing, (A) Perseus shall not be entitled to exercise the Board Observer rights set forth herein at any time that a Perseus Director (as defined below) is then serving on the Company's Board of Directors; and (B) in the event that Perseus exercises the Perseus Option and the Director Indemnification Amendments (as defined below) have been adopted pursuant to
Section 4(f)(vi) hereof, the Board Observer right set forth in this Section 4(e) shall terminate on the earlier of (x) 90 days after the date on which Perseus exercises the Perseus Option and, (y) in the event a Perseus Director is then serving on the Company's Board of Directors at the time of such exercise, immediately.

          (f)  OPTIONAL PERSEUS DESIGNATED DIRECTOR; EXPENSES OF PERSEUS
DIRECTOR.

               (i) Effective as of the date hereof, Perseus shall have the option, exercisable in Perseus' sole discretion for so long as Perseus owns (i) any of the Notes or (ii) Securities representing, convertible into and/or exercisable for at least 50% of the Common Stock Equivalents (as defined below), to cause the Board of Directors of the Company to appoint one director designated by Perseus (which director shall be reasonably acceptable to the Company) to the Company's Board of Directors (the "Perseus Director") in accordance with the provisions of the Company's Bylaws. For so long as Perseus owns (i) any of the Notes or (ii) Securities representing, convertible into and/or exercisable for at least 50% of the Common Stock Equivalents, at each annual meeting of the stockholders of the Company and at each special meeting of the stockholders of the Company called for the purposes of electing directors, and at any time at which stockholders of the Company shall have the right to, or shall, vote for or consent to the election of directors, then the Company shall nominate for election and the Board of Directors shall so support in connection with the election thereto of the Perseus Director. The Company shall use its best efforts to effectuate the purposes of this paragraph.

               (ii) Perseus shall timely notify the Company in writing of the person designated by it pursuant to this Section 4(f) as nominee for election to the Board, and shall promptly furnish all information necessary for all required filings with the SEC. In the absence of any notice from Perseus, the Perseus Director then serving and previously designated by Perseus shall be renominated.

               (iii) Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any Perseus Director shall be filled by another Perseus Director in accordance with the terms of this Section 4(f) and Article III of the Company's Bylaws.

               (iv) The Perseus Director shall be entitled to compensation, reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of his or her duties as a Director, directors' liability insurance and indemnification in accordance with the Company's Articles of Incorporation and policies established by the Board of Directors for all Directors generally.

               (v) In the event that Perseus exercises its right to designate the Perseus Director, the Company and the Perseus Director shall enter into an indemnification agreement in substantially the form of indemnification agreement attached as EXHIBIT G hereto, the terms of which are in all respects at least as favorable to the Perseus Director as those provided to any other director of the Company. The indemnification rights set forth in such indemnification agreement shall be in addition to any rights that the Perseus Director may have at common law, pursuant to the Company's Articles of Incorporation, the Company's Bylaws, Resolutions of the Board of Directors, or otherwise.

               (vi) The Company hereby agrees (i) to present for vote at the next regularly scheduled or special meeting of the Company's shareholders resolutions authorizing amendments to the Company's Articles of Incorporation providing indemnification to, and limiting the liability of, directors of the Company each to the fullest extent permitted under the California General Corporation Law and other applicable law (the "Director Indemnification Amendments"); (ii) to use its commercially reasonable best efforts to obtain the shareholders' approval thereof; and (iii) to amend its Article of Incorporation to incorporate the Director Indemnification Amendments promptly upon obtaining such shareholder approval.

          (g) EXTRAORDINARY ACTION. The Company and each of its subsidiaries shall, for as long as Perseus holds any Notes obtain the written consent of Perseus prior to (i) declaring any dividend or other distribution with respect to its capital stock (other than the payment of a dividend by a subsidiary to the Company, or mandatory payments by the Company to the holders of the Company's Series B Preferred Stock required by the terms of the Company's Articles of Incorporation as in effect on the date hereof) or the redemption and/or purchase by it of any of its capital stock (other than a redemption by a subsidiary of stock held by the Company), (ii) permitting, directly or indirectly, the sale of all or substantially all of its assets, unless the proceeds from such sale are used to repay in full the principal amount of and all accrued but unpaid interest outstanding on the Notes; (iii) acquiring or disposing (or permitting any of its subsidiaries to acquire or dispose) of assets in a single or series of related transactions with a value in excess of $1,000,000, other than in the ordinary course of business, (iv) permitting any merger, consolidation or other business combination involving the Company in which the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting of the surviving entity in such merger, consolidation or other business combination, unless the proceeds resulting from such transaction are used to repay in full the principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes; (v) permitting any merger, consolidation or other business combination involving any subsidiary of the Company or the sale of its capital stock that results the Company not owning, directly or indirectly, 100% of the capital stock of such subsidiary; (vi) permitting, directly or indirectly, any acquisition of assets by the Company or any of its subsidiaries outside the ordinary course of its business or in excess of $1,000,000; (vii) authorizing any change in the executive management team or the size of the Company's Board of Directors (excluding changes resulting from actions taken by the stockholders of the Company against or without the recommendations of the Company's Board of Directors or any committee thereof); (viii) incurring any indebtedness for borrowed money or other indebtedness or obligation that under GAAP is treated as indebtedness for borrowed money, or any guaranty of any of the foregoing by it, in an amount in excess of $1,000,000, unless the proceeds resulting from such transaction are used to repay in full the principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes; (ix) making any loans that aggregate more than $1,000,000; (x) authorizing or entering into any employment, consulting or similar compensation agreements (other than at will arrangements) in excess of $150,000; (xi) creating, incurring, assuming or suffering to exist any Lien of any kind on any of their properties or assets of any kind, other than Permitted Liens; or (xii) agreeing to do any of the foregoing.

For avoidance of doubt, the $1,000,000 limits set forth above shall apply to the Company and its subsidiaries on an aggregate basis and not individually with respect to each entity.

          (h) EXPENDITURES. Without the prior approval of Perseus, neither the Company nor any of its subsidiaries shall make or agree to make any per item capital expenditure in excess of $200,000, or any capital expenditures in the aggregate in excess of $1,000,000 during any twelve-month period.

          (i) PUBLIC OR PRIVATE OFFERING. Without the prior approval of Perseus, neither the Company nor any of its subsidiaries shall effect a public offering of any securities of the Company or its subsidiaries registered under the Securities Act or a private offering or sale of any securities of the Company or its subsidiaries exempt from registration under the Securities Act (collectively, a "Securities Sale"), unless the proceeds resulting from such offering are used to repay in full the principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes, if any.

          (j) TAX COMPLIANCE. The Company shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to Perseus of the Notes, the Warrants and the other Securities, and shall indemnify and save Perseus harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Notes, the Warrants or other Securities by the holder thereof. The obligations of the Company under this section 4(j) shall survive the payment, prepayment or redemption of the Securities (as applicable) and the termination of this Agreement.

          (k) INSURANCE. The Company shall and shall cause each subsidiary of the Company to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation and insurance on all property and assets material to the operation of the business, all in amounts customary for the Company's industry. The Company shall continue to maintain in full force and effect directors' and officers' insurance in an amount and on other terms as approved by a majority of the Board of Directors of the Company. The Company shall, and shall cause each of its subsidiaries to, pay all insurance premiums payable by them.

          (l) COMPLIANCE WITH LAW. The Company shall, and shall cause each of its subsidiaries to, comply with all laws, including environmental laws, applicable to it, except where the failure to comply would not result in a Material Adverse Effect.

          (m) PLEDGE AND SECURITY AGREEMENTS. Each of the Company and IWS ID Group shall grant to Perseus a perfected lien on and first-priority security interest in all of their respective assets and properties, whether now or hereafter existing, owned or acquired (including, but not limited to, all outstanding shares of capital stock of each subsidiary of the Company and IWS ID Group), all in accordance with the terms of the Pledge and Security Agreements.

          (n)  RIGHTS OF FIRST REFUSAL.

               (i) SUBSEQUENT OFFERINGS. Perseus shall have the following rights of first refusal with respect to New Securities (as defined below) that the Company may from time to time propose to sell and issue after the date of this Agreement:

          (a) Until Perseus converts in full the Notes or the Company repays in full the full principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes, Perseus shall have a right of first refusal to purchase all such New Securities (other than the New Securities excluded by subsection (v) hereof); and

          (b) At anytime after Perseus has converted in full the Notes or the Company has repaid in full the principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes and for so long as Perseus owns Securities representing, convertible into and/or exercisable for at least 50% of the Common Stock Equivalents (as defined below), Perseus shall have a right of first refusal to purchase up to that portion of such New Securities (other than the New Securities excluded by subsection (v) hereof) that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Notes or exercise or conversion of the Warrants then held, by Perseus bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

The term "New Securities" shall mean (A) any Common Stock, Preferred Stock or other debt or equity security of the Company, or (B) any security convertible into or exercisable for (including without limitation a warrant or option), with or without consideration, any Common Stock, Preferred Stock or other debt or equity security of the Company (including any option to purchase such a convertible security). The term "Common Stock Equivalents" shall mean (A) prior to exercise of the Perseus Option all shares of Common Stock issued to Perseus pursuant to conversion of the Initial Note or exercise or conversion of the Initial Warrant plus all shares of Common Stock issuable to Perseus upon conversion of the Initial Note or exercise or conversion of the Initial Warrant (determined as of the Initial Closing Date); and (B) following exercise of the Perseus Option all shares of Common Stock issued to Perseus pursuant to conversion of the Notes or exercise or conversion of the Warrants plus all shares of Common Stock issuable to Perseus upon conversion of the Notes or exercise or conversion of the Warrants (determined as of the Additional Closing Date).

               (ii) EXERCISE OF RIGHTS. If the Company proposes to issue any New Securities, it shall give Perseus written notice of its intention, describing the New Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Perseus shall have ten (10) Business Days from the giving of such notice to agree to purchase up to 100% of the New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (iii) ISSUANCE OF SECURITIES TO OTHER PERSONS. If Perseus fails to exercise in full its rights of first refusal, the Company shall have ninety
(90) days thereafter to sell the New Securities in respect of which Perseus' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to Perseus pursuant to subsection (ii) hereof. If the Company has not sold such New Securities within ninety (90) days of the notice provided pursuant to subsection (ii) hereof, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to Perseus in the manner provided above.

               (iv) EXCLUDED SECURITIES. The rights of first refusal established by this Section 4(n) shall not apply with respect to any of the following:

                       (A) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                       (B) shares of Common Stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date hereof and disclosed in writing to Perseus; and stock issued pursuant to any such rights or agreements granted after the date hereof; provided that the rights of first refusal established by this Section 4(n) applied (or were exempted pursuant to this subsection (iv)) with respect to the initial sale or grant by the Company of such rights or agreements;

                       (C) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                       (D) shares of Common Stock issued upon conversion of the Notes or the Company's Series B Preferred Stock or upon exercise or conversion of the Warrants;

                       (E) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors;

                       (F) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued pursuant to any equipment leasing, real property leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, the principal purpose of which is not to raise equity capital;

                       (G) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) that are issued by the Company in connection with joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements; PROVIDED that such strategic transactions and the issuance of shares in connection therewith have been approved by the Company's Board of Directors and the principal purpose thereof is not to raise equity capital; or

                       (H) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued pursuant to any financing arrangement in which the proceeds of such arrangement are used to repay in full the principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes.

          (o) AFFILIATE AND RELATED PARTY TRANSACTIONS. Without the prior approval of Perseus, neither the Company nor any of its subsidiaries shall permit any affiliate or other related party transaction except (i) transactions in the ordinary course, and pursuant to the reasonable requirements, of the Company's business and upon fair and reasonable terms that are fully disclosed to Perseus prior to consummation thereof and are no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a person not an affiliate of the Company or any of its subsidiaries and (ii) payment of reasonable compensation to employees and directors' fees each consistent with past practice.

          (p) SHAREHOLDER APPROVAL OF ANTI-DILUTION PROVISIONS. Unless earlier approved, the Company hereby agrees (i) to present for vote at the next regularly scheduled or special meeting of the Company's shareholders resolutions authorizing (A) the issuance of the full number of shares of Warrant Stock issuable upon exercise of the Warrants but for the limitation provided in
Section 3(d)(vii) of the Warrants; and (B) the issuance of the full number of shares of Common Stock issuable upon conversion of the Notes but for the limitation provided in Section 7(e)(iv) of the Notes; and (ii) to use its commercially reasonable best efforts to obtain the shareholders' approval thereof, including but not limited to, by recommending to the shareholders that they vote in favor of such resolutions and issuances.

          (q) TERMINATION OF COVENANTS. The covenants set forth in this Section 4 (other than the covenants set forth in Sections 4(e) and (f) regarding Board Observer and Director rights and their related expenses, and in Section 4(n) regarding Rights of First Refusal) shall continue in effect until the full principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes are repaid in full.

     5. LEGENDS. (a) Each certificate representing any of the Securities shall bear a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED."

The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

          (b) Any legend endorsed on a certificate pursuant to Section 5(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof (i) if such Securities are registered and sold under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of such Securities may be made without registration.

     6.   INDEMNITY.

          (a) INDEMNITY. The Company hereby agrees to indemnify and defend and hold harmless Perseus, its respective affiliates, successors and assigns and each of their respective officers, directors, employees and agents (an "Indemnified Party" or collectively the "Indemnified Parties") from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind ("Losses") that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of any of its representations or warranties, or failure by the Company to perform any of its covenants or agreements, in this Agreement or in any other Transaction Document or in any certificate or document delivered pursuant hereto or any other Transaction Document, or arising out of any environmental law applicable to the Company or its subsidiaries or otherwise relating to or arising out of the transactions contemplated hereby, including but not limited to any third party claims arising or resulting from such breach or failure, except to the extent such Losses arise out of the gross negligence or willful misconduct of Perseus, its respective affiliates, successors and assigns and their respective officers, directors, employees and agents. The rights of Perseus hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law or under the Articles of Incorporation of the Company or the Transaction Documents.

          (b)  PROCEDURES.

               (i) If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 6(a), the procedure set forth below shall be followed.

                       (A) NOTICE. The Indemnified Party shall give to the party providing indemnification (the "Indemnifying Party") written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section 6(a) promptly but in any event within 30 days after the Indemnified Party receives notice thereof; PROVIDED, HOWEVER, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (x) the basis for such potential claim and (y) the dollar amount of such claim. The Indemnifying Party shall have a period of 15 days within which to respond thereto. If the Indemnifying Party does not respond within such 15-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

                       (B) DEFENSE OF CLAIM. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within 15 days of receipt of such notice; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party after it provides notice under clause (A) and prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

                       (C) FINAL AUTHORITY. The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which shall not be unreasonably withheld. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld.

               (ii) CLAIMS BETWEEN THE INDEMNIFYING PARTY AND THE INDEMNIFIED PARTY. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of 30 days within which to respond thereto.

     7.   MISCELLANEOUS.

          (a) WAIVERS AND AMENDMENTS. Unless otherwise provided, any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and Perseus.

          (b) GOVERNING LAW. THIS AGREEMENT AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (c) EXCLUSIVE JURISDICTION. Any action or proceeding brought by a Party arising out of or in connection with this Agreement or any other Transaction Document, shall be brought solely in a court of competent jurisdiction located in the County of New York, State of New York, or in the United States District Court for the Southern District of New York. The Parties agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. Each of the Parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York. Service of process on the Parties in any action arising out of or relating to this Agreement shall be effective if mailed to the Parties in accordance with Section 7(g) hereof.

          (d) JURY WAIVER. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

          (e) ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto and the Notes and Warrants, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          (f) EXPENSES. The Company shall pay all reasonable out-of-pocket expenses and fees and disbursements, including reasonable attorneys' fees, incurred by Perseus in connection with (i) the negotiation and consummation of the transactions contemplated hereunder, (ii) any amendment, modification or waiver, or consent with respect to, any of the

Transaction Documents and (iii) any attempt to enforce any right of Perseus against the Company, any subsidiary of the Company, any person or other entity, that may be obligated to Perseus by virtue of any of the Transaction Documents, unless a court of competent jurisdiction finally determines that Perseus is not entitled to enforce such right.

          (g) NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated below or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

          If to the Company:

               ImageWare Systems, Inc.
               10883 Thornmint Road
               San Diego, California 92127
               Attention:   S. James Miller, Jr., CEO, President and Chairman
               Facsimile:   (858) 673-0291

          with a copy to:

               Cooley Godward LLP
               4401 Eastgate Mall
               San Diego, California 92121-1909
               Attention:   M. Wainwright Fishburn, Jr., Esq.
               Facsimile:   (858) 550-6420

          If to Perseus:

               Perseus 2000, L.L.C.
               2099 Pennsylvania Ave., N.W.
               Suite 900
               Washington, D.C. 20006-1813
               Attention: Chip Newton, Managing Director; and
                          Rodd Macklin, Chief Financial Officer
               Facsimile: (202) 429-0588

          with a copy to:

               Arnold & Porter
               1600 Tysons Boulevard; Suite 900
               McLean, Virginia 22102-4865
               Attention:   Robert B. Ott, Esq.
               Facsimile:   (703) 720-7399

          (h) VALIDITY. If any provision of this Agreement or any of the Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

          (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts. This Agreement, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          (j) PUBLICITY. Neither Perseus nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, each of the parties hereto, may, if required by the SEC, American Stock Exchange or other regulatory bodies, make such public disclosures with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable; provided, however, that the disclosing party shall give the other party prior written notice of such requirement and a copy of the proposed public disclosure, in all cases with sufficient time for such other parties to seek a protective order or other limit on the proposed public disclosure (unless the disclosing party would suffer penalties or sanctions for failure to immediately disclose such information).

     The parties hereto acknowledge that immediately following the Initial Closing, the Company intends to file with the SEC a current report on Form 8-K regarding the transactions contemplated hereby, which report likely will include the Transaction Documents attached as exhibits thereto. Perseus hereby agrees that it shall not seek a protective order or other limit on the proposed public disclosure of such exhibits to the Transaction Documents. The Company hereby agrees that it shall provide Perseus with a copy of any such report at least two Business Days prior to the intended date of such filing and shall not file such report unless approved in advance by Perseus, which approval shall not be unreasonably withheld or delayed.

          (k) SUCCESSION AND ASSIGNMENT. Except as otherwise expressly provided in this Agreement and subject to the other Transaction Documents and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, permitted transferees, heirs, executors and administrators of the parties hereto. In the event that any person or persons other than Perseus holds a majority of the Notes issued pursuant to this Agreement, any proposed action that requires the prior written consent of Perseus shall instead require the prior written consent of the holders of a majority of the Notes issued pursuant to this Agreement.

          (l) Additional Definitions. In addition to the terms defined elsewhere in this Agreement, the following term shall have the meaning set forth below:

     "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of California or the District of Columbia are authorized to be closed.

     "Material Contracts" means (i) all of the Company's and its subsidiaries' contracts, agreements, leases or other instruments to which the Company or any of its subsidiaries is a party or by which the Company, its subsidiaries or its properties are bound, which involve prospective fixed and/or contingent payments or expenditures by or to the Company or its subsidiaries of more than $100,000 or in excess of the normal ordinary and usual requirements of its business or which extend for a term of more than a year from the date hereof, (ii) all of the Company's and its subsidiaries' loans or advances to any person or entity, and all loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments to which the Company or any of its subsidiaries is a party, (iii) any guarantees by the Company or any of its subsidiaries, (iv) all material operating or capital leases for equipment to which the Company or any of its subsidiaries is a party,
(v) all non-competition and similar agreements to which the Company is a party,
(vi) all contracts for the employment of any officer or employee, (vii) all contracts, agreements or commitments with any agent, independent contractor, advisor or dealer that are not cancelable by it on notice of not longer than 30 days, (viii) all consulting agreements, (ix) all distributor and sales agency agreements, (x) any collective bargaining or union agreements, contracts or commitments, and (xi) all other contracts filed, or required to be filed by the Company as an exhibit to the Company Reports pursuant to Item 601 of Regulation S-B promulgated pursuant to the Securities Act.

     "Permitted Liens" shall have the meaning ascribed to such term in the applicable Pledge and Security Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

                                      COMPANY:

                                      IMAGEWARE SYSTEMS, INC.

                                      By:   /s/ S. James Miller, Jr.
                                            ------------------------------------

                                            Name:  S. James Miller, Jr.

                                            Title: Chairman, CEO and President

                                      PERSEUS 2000, L.L.C.

                                      By:   /s/ Ray E. Newton III
                                            ------------------------------------

                                            Name:  Ray E. Newton III

                                            Title: Managing Director